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                                                               EXHIBIT (a)(1)(E)

                               OFFER TO PURCHASE
                                    FOR CASH
                           ALL OUTSTANDING SHARES OF
                                  COMMON STOCK
                                       OF

                           DIXON TICONDEROGA COMPANY
                                       AT
                              $7.00 NET PER SHARE
                                       BY

                            PENCIL ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

              F.I.L.A. -- FABBRICA ITALIANA LAPIS ED AFFINI S.P.A

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, FEBRUARY 7, 2005, UNLESS THE OFFER IS EXTENDED.

                                                                 January 7, 2005

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated January 7, 2005 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Pencil Acquisition Corp., a Delaware corporation ("Merger Sub"), wholly owned by F.I.L.A. -- Fabbrica Italiana Lapis ed Affini S.p.A (the "Parent"), to purchase all outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Dixon Ticonderoga Company, a Delaware corporation (the "Company"), at a purchase price of $7.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal enclosed herewith. Also enclosed is the letter to stockholders of the Company from Gino Pala, Chairman and Co-Chief Executive Officer of the Company, and Richard Joyce, Vice Chairman, Co-Chief Executive Officer and President of the Company, accompanied by the Company's Solicitation/Recommendation Statement on
Schedule 14D-9 filed with the Securities and Exchange Commission by the Company.

     We or our nominees are the holder of record of Shares for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

          1. The offer price is $7.00 per Share, net to you in cash.

          2. The Offer is being made for all outstanding Shares, without interest.

          3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of December 16, 2004 (the "Merger Agreement"), by and among Merger Sub, the Parent, and the Company. The Merger Agreement provides, among other things, that Merger Sub will be merged with and into the Company (the "Merger") following the satisfaction or waiver of each of the conditions to the Merger set forth in the Merger Agreement. At the effective
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     time of the Merger, each Share other than Shares that are held by stockholders, if any, who properly exercise their appraisal rights under Delaware law) will be converted into the same price per share, in cash, without interest, as paid pursuant to the Offer.

          4. The Board of Directors of the Company unanimously (i) determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Offer the Merger, and the Stock Purchase Agreement, and (iii) recommended that the Company's stockholders accept the Offer and tender their shares pursuant to the Offer.

          5. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Monday, February 7, 2005 (the "Expiration Date"), unless the Offer is extended.

          6. Any stock transfer taxes applicable to the sale of Shares to Merger Sub pursuant to the Offer will be paid by Merger Sub.

     The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration date of the Offer a number of Shares that, including the number of Shares to be purchased pursuant to the Stock Purchase Agreement with certain of the Company's officers and directors, and their affiliates, represents at least 66 2/3% of the then outstanding Shares. See Section 14 of the Offer to Purchase for additional conditions to the Offer.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Offer, however, is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Merger Sub may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and to extend the Offer to holders of Shares in such jurisdiction. In those jurisdictions where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Merger Sub by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Merger Sub.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is also enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                           ALL OUTSTANDING SHARES OF
                                  COMMON STOCK
                                       OF
                           DIXON TICONDEROGA COMPANY

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated January 7, 2005, and the related Letter of Transmittal in connection with the offer by Pencil Acquisition Corp., a Delaware corporation, to purchase all outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Dixon Ticonderoga Company, a Delaware corporation, at a purchase price of $7.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     This will instruct you to tender to Merger Sub the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.



NUMBER OF SHARES TO BE TENDERED:
                                                                ----------------------------------------------
                                                                                 SIGNATURE(S)

------------------------------------------------
                                                  SHARES*       ----------------------------------------------
                                                                         PLEASE TYPE OR PRINT NAME(S)

                                                                ----------------------------------------------
                                                                         PLEASE TYPE OR PRINT ADDRESS

                                                                ----------------------------------------------
                                                                        AREA CODE AND TELEPHONE NUMBER

Account No.: ---------------------------------
                                                                ----------------------------------------------
                                                                          TAXPAYER IDENTIFICATION OR
                                                                            SOCIAL SECURITY NUMBER
Dated: ----------------------------------------

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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